Exhibit 99.3

Deep Down, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements of
Deep Down, Inc. and Flotation Technologies, Inc.

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Flotation Technologies, Inc. and Deep Down, Inc. after giving effect to the acquisition of Flotation Technologies, Inc.  The unaudited pro forma combined condensed balance sheets as of March 31, 2008 are presented to give effect to the acquisition as if it occurred on March 31, 2008.

The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2008, the twelve months ended December 31, 2007 and December 31, 2006, respectively, are presented as if the acquisition had taken place on January 1, 2006 by combining the historical results of Flotation Technologies, Inc. and Deep Down, Inc.

The pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, or is it intended to be a projection of future results.  The unaudited pro forma results were as follows:

Deep Down, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements of
Deep Down, Inc. and Flotation Technologies, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheets
As of March 31, 2008

		Historical
	Historical	Flotation	Purchase
	Deep	Technologies,	Accounting		Pro Forma
	Down, Inc.	Inc.	Entries		Entries		Combined
Assets
Cash and equivalents	$3,678,318	$852,444	$(22,100,000)	(b)	$37,125,000	(c)	$19,555,762
Accounts receivable	7,469,386	2,704,565					10,173,951
Prepaid expenses and other current assets	1,335,237	829,776	-				2,165,013
Work in progress	1,106,891	-					1,106,891
Total current assets	13,589,832	4,386,785	(22,100,000)		37,125,000		33,001,616
Property and equipment, net	5,058,557	3,652,974	986,288	(a)			9,697,819
Other assets, net of accumulated amortization	1,122,050	21,050	-		-		1,143,100
Intangibles	4,284,588	-	14,796,609	(a)			19,081,197
Goodwill	10,660,669	-	1,977,389	(a)			12,638,058
Total assets	$34,715,696	$8,060,809	$(4,339,715)		$37,125,000		$75,561,790

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$2,966,215	$1,451,654	$181,227	(a)	$-		4,599,095
Deferred revenue	135,000	63,593	-		-		198,593
Other current liabilities	-	684,419	-		-		684,419
Payable to Mako shareholders	1,243,571	-	-		-		1,243,571
Current portion of long-term debt	330,399	-	-		-		330,399
Total current liabilities	4,675,185	2,199,666	181,227		-		7,056,078
Long-term debt, net of accumulated discount	11,054,959	1,697,763	-		-		12,752,722
Total liabilities	$15,730,144	$3,897,429	$181,227		$-		$19,808,799

Stockholders' equity:
Common stock, $0.001 par value, 490,000,000 shares
authorized, 115,846,019 and 174,703,162
issued and outstanding, respectively	115,846	200	1,514	(b)	57,143	(c)	174,703
Paid in capital	21,306,461	-	1,542,936	(b)	37,067,857	(c)	59,917,254
Retained earnings	(2,436,755)	4,163,180	(6,065,392)	(a)	-		(4,338,967)
Total stockholders' equity	18,985,552	4,163,380	(4,520,941)		37,125,000		55,752,990
Total liabilities and stockholders' equity	$34,715,696	$8,060,809	$(4,339,715)		$37,125,000		$75,561,790

See accompanying notes to pro forma combined condensed financial statements.

Deep Down, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements of
Deep Down, Inc. and Flotation Technologies, Inc.

Unaudited Pro Forma Combined Condensed Statements of Operations
For the Three Months Ended March 31, 2008

		Historical
	Historical	Flotation			Combined
	Deep Down, Inc.	Technologies, Inc.	Pro Forma		Pro Forma
	March 31, 2008	March 31, 2008	Entries		Results

Revenues	$6,279,465	$4,877,108	$-		$11,156,573
Cost of sales	3,876,371	3,377,955	-		7,254,326

Gross profit	2,403,094	1,499,153	-		3,902,247

Operating expenses:
Selling, general & administrative	1,762,247	552,015	22,028	(f)	2,336,290
Depreciation and amortization	298,149	110,944	204,784	(e)	613,877

Total operating expenses	2,060,396	662,959	226,812		2,950,167

Operating income (loss)	342,698	836,194	(226,812)		952,080

Total other expense	(701,511)	(34,868)	-		(736,379)
Income (loss) from continuing operations	(358,813)	801,326	(226,812)		215,701
Income tax benefit (expense)	269,366	-	(296,491)	(d)	(27,125)
Net income (loss)	$(89,447)	$801,326	$(523,303)		$188,576

Basic earnings per share	$(0.00)				$0.00
Shares used in computing basic per share amounts	87,185,242				146,042,385

Diluted earnings per share	$(0.00)				$0.00
Shares used in computing diluted per share amounts	87,185,242				151,943,027

See accompanying notes to pro forma combined condensed financial statements.

Deep Down, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements of
Deep Down, Inc. and Flotation Technologies, Inc.

Unaudited Pro Forma Combined Condensed Statements of Operations
For the Year Ended December 31, 2007

		Historical
	Historical	Flotation			Combined
	Deep Down, Inc.	Technologies, Inc.	Pro Forma		Pro Forma
	December 31, 2007	December 31, 2007	Entries		Results

Revenues	$19,389,730	$13,410,002	$-		$32,799,732
Cost of sales	13,020,369	8,117,600	-		21,137,969

Gross profit	6,369,361	5,292,402	-		11,661,763

Operating expenses:
Selling, general & administrative	4,284,553	1,678,917	88,112	(f)	6,051,582
Depreciation and amortization	426,964	322,130	819,135	(e)	1,568,229

Total operating expenses	4,711,517	2,001,047	907,247		7,619,811

Operating income (loss)	1,657,844	3,291,355	(907,247)		4,041,952

Total other income (expense)	(335,662)	766,477	-		430,815
Income (loss) from continuing operations	1,322,182	4,057,832	(907,247)		4,472,767

Income tax expense	(369,673)	-	(1,501,398)	(d)	(1,871,071)
Net income (loss)	$952,509	$4,057,832	$(2,408,645)		$2,601,696

Basic earnings per share	$0.01				$0.02
Shares used in computing basic per share amounts	73,917,190				132,774,333

Diluted earnings per share	$0.01				$0.02
Shares used in computing diluted per share amounts	104,349,455				163,206,598

See accompanying notes to pro forma combined condensed financial statements.

Deep Down, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements of
Deep Down, Inc. and Flotation Technologies, Inc.

Unaudited Pro Forma Combined Condensed Statements of Operations
For the Year Ended December 31, 2006

	Historical Deep Down, Inc.	Historical Flotation
	From Inception	Technologies, Inc.			Combined
	June 29, 2006 to	Year Ended	Pro Forma		Pro Forma
	December 31, 2006	December 31, 2006	Entries		Results

Revenues	$978,047	$6,379,574	$-		$7,357,621
Cost of sales	565,700	3,699,075	-		4,264,775

Gross profit	412,347	2,680,499	-		3,092,846

Operating expenses:
Selling, general & administrative	3,600,627	1,563,387	88,112	(f)	5,252,126
Depreciation and amortization	27,161	72,365	819,135	(e)	918,661

Total operating expenses	3,627,788	1,635,752	907,247		6,170,787

Operating income (loss)	(3,215,441)	1,044,747	(907,247)		(3,077,941)

Total other expense	(62,126)	(7,024)	-		(69,150)
Income (loss) from continuing operations	(3,277,567)	1,037,723	(907,247)		(3,147,091)

Income tax expense	(22,250)	-	(383,958)	(d)	(406,208)
Net income (loss)	$(3,299,817)	$1,037,723	$(1,291,205)		$(3,553,298)

Basic earnings per share	$(0.04)				$(0.03)
Shares used in computing basic per share amounts	76,701,569				135,558,712

Diluted earnings per share	$(0.04)				$(0.03)
Shares used in computing diluted per share amounts	76,701,569				135,558,712

See accompanying notes to proforma combined condensed financial statements.

Deep Down, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements of
Deep Down, Inc. and Flotation Technologies, Inc.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries:

(a)	Purchase accounting related to assets acquired and liabilities assumed as part of the transaction:

Deep Down obtained an independent valuation of the assets and liabilities as of the purchase date of May 1, 2008.  The fair value of the property, plant and equipment will be depreciated over estimated useful lives of 3 to 39 years using the straight-line method.  Deep Down has estimated the fair value of Flotation’s identifiable intangible assets as follows:

	Estimated	Average Remaining
	Fair Value	Useful Life
Trademarks	$2,039,000	40
Technology	11,209,000	25
Non-compete covenant	879,000	3
Customer relationship	670,000	25
	$14,797,000

(b)	Amounts reflect the total purchase price of $23.8 million including approximately $181,227 of transaction expenses and $121,793 Black Scholes fair market valuation of the warrants issued:

Cash	$22,100,000
Certain transaction costs	181,227
Fair market value of common stock	1,422,857
Fair market value of warrants issued	121,793
Total purchase price	$23,825,877

(c)
Represents par value and additional paid-in capital related to shares of common stock issued in the private placement to outside third party investors.  Deep Down sold 57,142,857 shares to institutional investors on June 5, 2008, for approximately $37.1 million in net proceeds, or $0.70 per share. Deep Down used $22.1 million for the purchase of Flotation. The remaining $15 million in proceeds was used to pay off debt and working capital puposes, and are not reflected in these pro forma amounts.

(d)
Represents estimated income tax accruals for the respective periods at Deep Down’s estimated combined effective rate of 37%. Flotation was an S-Corp, and as such did not accrue income taxes in its historical financial statements.

(e)	Amortization of the intangible assets at a rate of $68,261 per month based on the lives in the table above.

(f)	Recognition of stock based compensation from employee stock options issued in connection with the acquisition of Flotation. Deep Down is recognizing $7,343 per month for the respective time periods.

The table below reflects the assumptions used for warrant and option grants in the three months ended March 31, 2008:

Expected life (in years)	2-3 years
Risk-free interest rate	2.52% - 2.84%
Volatility	51.7% - 53.3%
Dividend yield	0%